UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 11, 2018

Alder BioPharmaceuticals, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-36431	90-0134860
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

11804 North Creek Parkway South Bothell, WA	98011
(Address of principal executive offices)	(Zip Code)

(425) 205-2900

Registrant’s telephone number, including area code:

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Carlos E. Campoy as Chief Financial Officer

On December 11, 2018, Alder BioPharmaceuticals, Inc. (“Alder”) announced the appointment of Carlos E. Campoy as Alder’s Chief Financial Officer, effective December 12, 2018.

Pursuant to the terms of an offer letter dated December 4, 2018 (the “Offer Letter”), Mr. Campoy will receive an initial annual base salary of $410,000 and is eligible to receive an annual performance and retention bonus of up to 40% of his annual base salary. Mr. Campoy will be granted an option to purchase 270,000 shares of common stock, pursuant to Alder’s 2018 Inducement Award Plan. The option will vest with respect to 25% of the shares underlying the option one year after Mr. Campoy’s employment start date and the remaining 75% of the shares underlying the option will vest in equal monthly installments over the 36 month period following the one year anniversary of Mr. Campoy’s employment start date, subject to his continued service to Alder through each relevant vesting date.

Alder will reimburse Mr. Campoy for certain relocation expenses incurred through December 31, 2019. If Mr. Campoy voluntarily terminates his employment within 12 months of his start date with Alder, he will be required to reimburse Alder for 100% of the relocation expenses reimbursed to him or paid on his behalf (including any tax gross-up). If Mr. Campoy voluntarily terminates his employment after 12 months and before 24 months of his start date with Alder, he will be required to reimburse Alder for 50% of the relocation expenses reimbursed to him or paid on his behalf.

From September 2017 to December 2018, Mr. Campoy, 54, served as partner of Think Forwards, a financial consulting firm. From March 2015 to November 2016, Mr. Campoy served as vice president of finance, international at Allergan plc, where he previously served as vice president and financial controller, Europe, Africa and Middle East from July 2014 to March 2015. Prior to joining Allergan, Mr. Campoy had an 18-year tenure at Eli Lilly and Company, from August 1996 to July 2014, where he held a number of senior financial leadership positions of increasing responsibility, most recently serving as chief financial officer, Eli Lilly Japan K.K. from January 2013 to July 2014. Mr. Campoy is a Certified Management Accountant (CMA). He received an M.B.A. in Finance and Decision Information Systems from Indiana University and a B.S. in Management from Faculdade C.C. Administracao de Tupa, Tupa in São Paulo, Brazil.

The foregoing summary of the Offer Letter is not intended to be complete and is qualified in its entirety by reference to the full text of the Offer Letter, to be filed as an exhibit to the Company’s Annual Report on Form 10-K for the year ended December 31, 2018.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Alder BioPharmaceuticals, Inc.
Dated: December 11, 2018

	By:	/s/ James B. Bucher
James B. Bucher
Senior Vice President and General Counsel